February 27, 2019


First Trust Exchange-Traded Fund III
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187


      Re: 12b-1 Plan Extension Letter for First Trust
          Exchange-Traded Fund III (the "Trust").

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.



                                           Very Truly Yours,

                                           FIRST TRUST PORTFOLIOS L.P.

                                           /s/ James M. Dykas
                                           ------------------------
                                           James M. Dykas
                                           Chief Financial Officer
                                           and Managing Director



AGREED AND ACKNOWLEDGED:

FIRST TRUST EXCHANGE-TRADED FUND III

/s/ Donald P. Swade
-----------------------------
Donald P. Swade
Chief Financial Officer and Treasurer


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                                   EXHIBIT A


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FUNDS                                                                   DATES
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First Trust Exchange-Traded Fund III
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First Trust Preferred Securities and Income ETF                       2/28/2020
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First Trust Managed Municipal ETF                                     3/01/2020
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First Trust Long/Short Equity ETF                                     3/01/2020
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First Trust Emerging Markets Local Currency Bond ETF                  3/01/2020
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First Trust RiverFront Dynamic Europe ETF                             2/28/2020
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First Trust RiverFront Dynamic Asia Pacific ETF                       2/28/2020
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First Trust RiverFront Dynamic Emerging Markets ETF                   2/28/2020
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First Trust RiverFront Dynamic Developed International ETF            2/28/2020
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First Trust Horizon Managed Volatility Domestic ETF                  11/30/2019
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First Trust Horizon Managed Volatility Developed International ETF   11/30/2019
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First Trust California Municipal High Income ETF                     11/30/2019
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First Trust Institutional Preferred Securities and Income ETF         2/28/2020
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First Trust Municipal High Income ETF                                11/30/2019
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